                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Sturm, Ruger & Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                          STURM, RUGER & COMPANY, INC.

                                                SOUTHPORT, CONNECTICUT 06490 USA


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 9, 2002

      NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the "Company") will be held at the Lake Sunapee Country Club, 100 Country Club Lane, New London, New Hampshire 03257 on the 9th day of May, 2002 at 10:30 a.m. to consider and act upon the following:

     1.   A proposal to elect ten (10) Directors to serve for the ensuing year;

     2. A proposal to approve the appointment of KPMG LLP as the Company's independent auditors for the 2002 fiscal year;

     3.   A Stockholder proposal; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of Common Stock at the close of business on March 15, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company's offices located at 411 Sunapee Street, Newport, New Hampshire 03773.

     The Company's Proxy Statement is attached hereto.


                                    By Order of the Board of Directors

                                    /s/ Leslie M. Gasper
                                    -----------------------------
                                    Leslie M. Gasper
                                    Corporate Secretary

Southport, Connecticut
March 26, 2002

     All Stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present, please date, mark and sign the enclosed form of Proxy and return it to Computershare Investor Services LLC, P.O. Box A3800, Chicago, Illinois 60690-9608. A postage-paid envelope is enclosed for your convenience.

                                                                  March 26, 2002

STURM, RUGER & COMPANY, INC.
LACEY PLACE, SOUTHPORT, CONNECTICUT 06490
PROXY STATEMENT
2002 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sturm, Ruger & Company, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders (the "Meeting") of the Company to be held at 10:30 a.m. on May 9, 2002 at the Lake Sunapee Country Club, 100 Country Club Lane, New London, New Hampshire 03257 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being sent to stockholders on or about March 26, 2002.

     The mailing address of the principal executive office of the Company is Lacey Place, Southport, Connecticut 06490.

     If the enclosed proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by (i) giving written notice to the Company's Secretary at the Company's address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company's Secretary at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy). All expenses in connection with the solicitation of these proxies will be borne by the Company.

     The Annual Report of the Company for the year ended December 31, 2001, including financial statements, is enclosed herewith.

     Only holders of Common Stock of record at the close of business on March 15, 2002 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock, $1.00 par value, of the Company (the "Common Stock") is entitled to one vote per share. As of March 15, 2002, 26,910,720 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. In accordance with the Company's by-laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the ten nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes") will be counted as being present at the Meeting. However, these shares will not be counted as voting on the election of Directors, with the result that such abstentions and broker non-votes will have the same effect as votes against the election of Directors. The affirmative vote of shares representing a majority of the shares present and entitled to vote is required to approve each of the other proposals to be voted on at the Meeting. Shares which are voted to abstain on these matters and broker non-votes will be considered present at the Meeting but will not be counted as voting for these matters, with the result that abstention and broker non-votes will have the same effect as votes against the proposal.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Ten Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified.

     All of the nominees for Director were elected at the last Annual Meeting. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by management of the Company. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors.

     The following table sets forth certain information concerning each nominee's age, principal occupation, other directorships in publicly-held corporations and the number and percentage of shares of Common Stock of the Company beneficially owned by such nominee as of February 1, 2002.


                                           BUSINESS EXPERIENCE               FIRST BECAME         SHARES              PERCENT
                                   DURING THE PAST FIVE YEARS AND OTHER      A DIRECTOR       BENEFICIALLY               OF
NAME                      AGE                 DIRECTORSHIPS                                         OWNED              Class
                                                                              January,
William B. Ruger          85     Chairman  Emeritus.  Retired as Chairman     1949               4,272,000 (1)          15.87%
                                 of the Board,  Chief  Executive  Officer
                                 and Treasurer on October 24, 2000.

                                 Chairman of the Board of  Directors  and     March,
William  B.  Ruger,  Jr.  62     Chief  Executive  Officer  as of October     1970               7,046,000(1),(3)       26.18%
(2)                              24,   2000.    Prior    thereto,    Vice
                                 Chairman,  Senior Executive Officer from
                                 July 18, 1995,  and  President and Chief
                                 Operating Officer from March 1, 1998.

                                 Vice    Chairman,    President,    Chief     October,
Erle G. Blanchard         55     Operating  Officer and  Treasurer  as of     2000                 127,000 (4)           *
                                 October 24, 2000.  Prior  thereto,  Vice
                                 President and  Controller  from March 1,
                                 1996.   Previously  Vice  President  and
                                 Controller-Newport  from March 11,  1993
                                 to March 31, 1995.

                                 Vice  Chairman,  Senior  Executive  Vice     March,
Stephen L. Sanetti        52     President  and  General  Counsel  as  of     1998                   152,000 (5)         *
                                 October 24, 2000.  Prior  thereto,  Vice
                                 President   and  General   Counsel  from
                                 March   11,   1993.   Director   of  the
                                 Product Liability  Advisory  Council,  a
                                 non-profit organization.

                                           BUSINESS EXPERIENCE               FIRST BECAME         SHARES             PERCENT
                                   DURING THE PAST FIVE YEARS AND OTHER      A DIRECTOR       BENEFICIALLY            OF
        NAME             AGE                 DIRECTORSHIPS                                         OWNED              CLASS
                                                                              April,
John M. Kingsley, Jr.     70     Director of the  Neurological  Institute     1972                 14,160 (6)            *
                                 of  New  Jersey.   Trustee  of  Brundge,
                                 Story   and   Rose   Investment   Trust.
                                 Retired as Executive  Vice  President of
                                 the Company on December 31, 1996.
                                                                              April,
Townsend Hornor           75     Director and Audit  Committee  member of     1972                     13,200 (7)        *
                                 Nickerson  Lumber  Company.  Chairman of
                                 The   National   Marine   Life   Center.
                                 Former Senior Securities  Analyst member
                                 of  Boston  and New  York  Societies  of
                                 Securities    Analysts.    First    Vice
                                 President  and general  partner of White
                                 Weld & Co.,  (investment  bankers)  1952
                                 to  1978.   Former  Director  and  Audit
                                 Committee  member  of  Kollmorgen  Corp.
                                 Former  Director  of  Simon &  Schuster,
                                 Ealing Corp., and Endevco Corp.  Trustee
                                 or   director   of  various   charitable
                                 organizations.
                                                                              January,
Stanley B. Terhune        76     Consultant  to the  Company.  Retired as     1975                  5,800 (8)            *
                                 Vice   President   of  the   Company  on
                                 January 31, 1992.
                                                                              December,
Richard T. Cunniff        79     Vice   Chairman   and  Director  of  the     1986                35,500 (9)             *
                                 Sequoia  Fund,  an  investment   company
                                 registered under the Investment  Company
                                 Act   of   1940.   Vice   Chairman   and
                                 Principal  of  Ruane,   Cunniff  &  Co.,
                                 Inc.,  an  investment  advisor under the
                                 Investment Advisers Act of 1940.
                                                                              April,
Paul X. Kelley            73     Partner,  J.F. Lehman & Company (private     1990                 12,000 (10)           *
                                 investments).  Vice Chairman,  Cassidy &
                                 Associates,  Inc. (government relations)
                                 from  1989 to  1998.  Commandant  of the
                                 United  States  Marine  Corps and member
                                 of the Joint  Chiefs of Staff  from 1983
                                 to  1987.   Director   of  London   Life
                                 Reinsurance Company (reinsurance),  Park
                                 Place     Entertainment      Corporation
                                 (gaming),   Saul  Centers,   Inc.  (real
                                 estate  investment  trust),   UST,  Inc.
                                 (tobacco  products  and  wine),  and the
                                 Wackenhut      Corporation     (security
                                 services).
                                                                              July,
James E. Service          71     Consultant,     Invesmart    (investment     1992                 11,000 (11)           *
                                 management).  Commander,  United  States
                                 Naval Air  Force,  Pacific  Fleet,  from
                                 1985 to  1987.  Director  of Wood  River
                                 Medical  Center,   Ketchum,  Idaho  from
                                 1992 to 1996.

* Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 4,272,000 shares of Common Stock held in the name of Ruger Business Holdings, L.P., of which Mr. Ruger is the sole limited partner and Ruger Management, Inc. is the sole general partner. Ruger Management, Inc. is collectively owned by William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger). Messrs. Ruger, Ruger, Jr. and Mrs. Vogel have shared investment and voting control with respect to such 4,272,000 shares of Common Stock.

(2)  Son of William B. Ruger.

(3) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 800,000 shares of Common Stock owned directly by Mr. Ruger, Jr., and 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such 2,624,000 shares. Also includes 150,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

(4) Includes 7,000 shares of Common Stock held by Mr. Blanchard as trustee of a revocable trust for the benefit of Mr. Blanchard and his spouse. Also includes 120,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

(5) Includes 32,000 shares of Common Stock held directly by Mr. Sanetti. Also includes 120,000 shares of Common Stock options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

(6) Includes 4,160 shares of Common Stock held directly by Mr. Kingsley. Also includes 10,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 2001 Stock Option Plan for Non-Employee Directors.

(7) Includes 3,200 shares of Common Stock held directly by Mr. Hornor. Also includes 10,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 2001 Stock Option Plan for Non-Employee Directors.

(8) Includes 800 shares of Common Stock held by Mr. Terhune in joint tenancy with his wife. Also includes 5,000 shares of Common Stock held by Mr. Terhune as trustee of a revocable trust for the benefit of Mr. Terhune and his wife.

(9) Includes 25,500 shares of Common Stock held directly by Mr. Cunniff. Also includes 10,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 2001 Stock Option Plan for Non-Employee Directors. Does not include 25,500 shares of Common Stock owned by Mr. Cunniff's wife as to which Mr. Cunniff disclaims beneficial ownership. Mr. Cunniff is the Vice Chairman, a director and a principal stockholder of Ruane, Cunniff & Co., Inc., which manages discretionary accounts and which holds 145,144 shares of Common Stock. The firm of Ruane, Cunniff & Co., Inc. is able to direct the sale or disposition of the 145,144 shares; however, 8,800 shares may be voted by Ruane, Cunniff & Co., Inc. and 136,344 shares may be voted only by their beneficial owners. Mr. Cunniff disclaims beneficial ownership of such 145,144 shares.

(10) Includes 1,200 shares of Common Stock held directly by General Kelley and 800 shares held in joint tenancy by General Kelley and his wife. Also includes 10,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 2001 Stock Option Plan for Non-Employee Directors.

(11) Includes 1,000 shares of Common Stock held directly by Admiral Service. Also includes 10,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 2001 Stock Option Plan for Non-Employee Directors.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

                   DIRECTOR COMPENSATION AND INFORMATION ABOUT
                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During 2001, the Company paid each Director who was not also an officer of the Company $20,000 in annual fees for services as a member of the Board of Directors. Each Director who was also an officer received $6,000 in annual fees. During 2001, each Director who was not also an officer of the Company received an attendance fee of $1,500 per meeting, and each Director who was also an officer received an attendance fee of $500 per meeting. All Directors were reimbursed for out-of-pocket expenses related to attendance at meetings. Each Director who was a member of any of the committees of the Board received $1,000 for each committee meeting attended.

     On January 5, 2001, each current non-employee member of the Board was granted a non-qualified stock option to purchase 20,000 shares of Common Stock at an exercise price of $9.875 per share under the 2001 Stock Option Plan for Non-Employee Directors, which was approved by the stockholders of the Company on May 3, 2001. These options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter.

     The Company does not have a nominating committee or a committee performing a similar function. The function of a nominating committee is performed by the entire Board of Directors.

     In 2001, the members of the Audit Committee were Townsend Hornor, Richard
T. Cunniff and Paul X. Kelley. The Audit Committee recommends the engagement of the independent auditors, reviews the arrangement and scope of the audit and considers comments made by the independent auditors. In addition to out-of-pocket expenses related to attendance at meetings, Messrs. Hornor, Cunniff and Kelley each received $4,000 for services rendered on such Committee in 2001. The Audit Committee held four meetings during 2001. The "Report of the Audit Committee" is included in this annual Proxy Statement. The Audit Committee is governed by a written charter which was adopted by the Board of Directors on May 11, 2000 and reaffirmed on May 3, 2001. A copy of this charter is included in this annual Proxy Statement as Exhibit A.

     In 2001, the members of the Compensation Committee were Paul X. Kelley, Richard T. Cunniff and James E. Service. The function of the Compensation Committee is to fix the salaries and bonuses of the executive officers of the Company and the compensation of the Company's Directors. In addition to out-of-pocket expenses related to attendance at meetings, Messrs. Kelley and Cunniff each received $1,000, and Admiral Service received $0, for services rendered on such committee in 2001. The Compensation Committee held one meeting during 2001. The "Compensation Committee Report on Executive Compensation" is included in this annual Proxy Statement.

     The Board of Directors held four meetings during 2001. All Directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors. With the exception of Admiral Service, who did not attend the Compensation Committee meeting, all Directors attended all meetings held by all committees of the Board of Directors on which each such Director served.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION*

Overall Policy

          The Company's executive compensation program is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's overall compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to the executive's duties and demonstrated abilities. The objectives of this strategy are to attract and retain the best possible executives, to motivate these executives to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results. The Compensation Committee and the Board of Directors as a whole have ultimate responsibility for executive compensation.

      These reviews permit an ongoing evaluation of the relationship between the size and scope of the Company's operations, its performance and its executive compensation. The Compensation Committee also considers the legal and tax effect (including, without limitation, the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company and its executive officers.

      The Compensation Committee determines the compensation of the Company's executive officers, including the individuals whose compensation is detailed in this proxy statement. The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options, as discussed below.

Base Salaries

      Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Salary adjustments are determined by evaluating on an individual basis new responsibilities of the executive's position, changes in the scope of the operations managed, the performance of such operations, the performance of the executive in the position and annual increases in the cost of living.

Annual Bonus

      The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company. In determining annual bonuses, the Compensation Committee considers the views of the Chief Executive Officer and discusses with him the appropriate bonuses for all officers.

Stock Options

      Under the Company's 1998 Stock Incentive Plan, stock options may be granted to the Company's executive officers. The Compensation Committee sets guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonuses. Stock options are designed to align the interests of executives with those of the stockholders.

      Under the 1998 Stock Incentive Plan, stock options are typically granted with an exercise price equal to the market price of the Company's common stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over time.

Chief Executive Officer's Compensation

      Following William B. Ruger, Jr.'s appointment as Chief Executive Officer on October 24, 2000, the Compensation Committee reviewed Mr. Ruger, Jr.'s compensation as well as the compensation of the Company's other executive officers who had been assigned positions of increased responsibility. Based on the Committee's recommendations as a result of this review, the Board of Directors approved an increase to William B. Ruger, Jr.'s base salary from $225,000 per year to $400,000. Prior to October 24, 2000, Mr. Ruger, Jr.'s base salary had not increased since January 1, 1998.

Conclusion

      Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                       COMPENSATION COMMITTEE

                                          Paul X. Kelley, Committee Chairman
                                          Richard T. Cunniff
                                          James E. Service

January 31, 2002


                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

      The members of the Compensation Committee of the Company's Board of Directors for the year 2001 were those named above in the Compensation Committee Report on Executive Compensation. No member of the Committee was at any time during the year 2001 or at any other time an officer or employee of the Company. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors.

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation for calendar years 2001, 2000 and 1999 for the Company's Chief Executive Officer and the three highest paid executive officers other than the Chief Executive Officer whose salary and bonus exceed $100,000.



                                            ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                                                        OTHER            ALL
                                                                        ANNUAL          OTHER
                                                                       COMPEN-         COMPEN-
NAME AND                                    SALARY(1)     BONUS        SATION(2)      SATION(3),(4)
PRINCIPAL POSITION                  YEAR      $             $              $                $
                                    ----    ---------   ----------    ----------      --------------
William B. Ruger, Jr. -             2001    $408,000    $ 52,000        $ 25,657        $ 60,792
  Chairman of the Board of          2000     265,813      129,000         10,203          43,220
  Directors and Chief Executive     1999     233,500      125,000          7,553          35,502
  Officer as of October 24,
  2000.  Prior thereto, Vice
  Chairman, Senior Executive
  Officer and President.
  Director.

Erle G. Blanchard -                 2001    $283,000    $ 32,700      $ 30,677          $ 81,734 (5)
Vice Chairman, President, Chief     2000     167,500      79,000        23,105            64,508 (5)
  Operating Officer and             1999    140,000       75,000        17,273            70,728 (5)
  Treasurer as of October 24,
  2000.  Prior thereto, Vice
  President and Controller.
  Director.

Stephen L. Sanetti -                2001     $283,000   $ 39,000      $ 36,801          $ 41,526
   Vice Chairman, Senior            2000      202,167     99,000        27,047            30,154
   Executive Vice President and     1999      183,000     95,000        22,148            26,816
   General Counsel as of
   October 24, 2000.  Prior
   thereto, Vice President and
   General Counsel.  Director.

Leslie M. Gasper -                  2001     $91,250    $ 10,800      $ 12,212          $ 13,868
    Corporate Secretary             2000      77,875      26,000        10,847            11,861
                                    1999      70,000      24,000             0            10,764


(1)  Includes Director's Fees.

(2) The amounts set forth in this column represent "gross-ups" for taxes incurred on benefits received pursuant to the Company's Supplemental Executive Profit Sharing Plan (the "Supplemental Plan").

(3) The amounts set forth in this column represent benefits received pursuant to the Company's Salaried Employees' Profit Sharing Plan, Supplemental Plan, and taxable premiums paid by the Company for group term life insurance for the named individuals, respectively, as follows: William B. Ruger, Jr., 2001 - $25,500, $34,500 and $792, 2000 - $25,500, $13,172 and
     $792 , 1999 - $24,000, $9,750 and $972; Erle G. Blanchard, 2001 - $0,
     $41,250 and $436, 2000 - $0, $24,881 and $276, 1999 - $2,400, $18,600 and
     $426; Stephen L. Sanetti, 2001 - $0, $41,250 and $276, 2000 - $0, $29,125
     and $276, 1999 - $2,400, $23,850 and $369; Leslie M. Gasper, 2001 - $0,
     $13,688 and $180, 2000 - $0, $11,681 and $180, 1999 - $10,500, $0 and $264.

(4) The amounts set forth in this column also include the taxable value and "gross-ups" for taxes for Company products given to the named individuals respectively, as follows: William B. Ruger, Jr., 2001 - $0 and $0, 2000 - $2,650 and $1,106, 1999 - $550 and $230; Erle G. Blanchard, 2001 - $0 and
     $0, 2000 - $497 and $256, 1999 - $130 and $67; Stephen L. Sanetti, 2001 -
     $0 and $0, 2000 - $497 and $256, 1999 - $130 and $67; Leslie M. Gasper,
     2001 - $0 and $0, 2000 - $0 and $0, 1999 - $0 and $0.

(5) The amounts set forth in this column for Erle G. Blanchard also include the taxable value of moving expenses and "gross-ups" for taxes related to moving expenses reimbursed to Mr. Blanchard, respectively, as follows: 2001
     - $31,005 and $9,043, 2000 - $29,800 and $8,798, 1999 - $32,721 and
     $16,384.

                              2001 OPTION GRANTS -
                            1998 STOCK INCENTIVE PLAN


     The following table sets forth certain information regarding stock options granted during 2001 under the 1998 Stock Incentive Plan by the Company to the executive officers named in the Summary Compensation Table.


                                                                                             POTENTIAL REALIZABLE VALUE AT
                                            INDIVIDUAL GRANTS                                  ASSUMED INTEREST RATES OF
                           ---------------------------------------------------------------   STOCK PRICE APPRECIATION FOR
                             NUMBER OF          PERCENT OF                                         OPTION TERM (3)
                            SECURITIES         TOTAL OPTIONS                                 -------------------------------
                            UNDERLYING           GRANTED TO     EXERCISE
                              OPTIONS           EMPLOYEES IN       OR
                            GRANTED (1)         FISCAL YEAR    BASE PRICE(2)    EXPIRATION       @5%           @10%
                                 #                  %           $/SHARE           DATE            $              $
NAME                       ----------------    --------------  -------------    -----------  ---------      -----------------
William B. Ruger, Jr.            0               0.0%              n/a            n/a           n/a           n/a

Erle G. Blanchard                0               0.0%              n/a            n/a           n/a           n/a

Stephen L. Sanetti               0               0.0%              n/a            n/a           n/a           n/a

Leslie M. Gasper                 0               0.0%              n/a            n/a           n/a           n/a





(1)  All options vest in five equal annual installments.

(2) The exercise price is the closing price of the Common Stock as of the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed annual rates of share price appreciation mandated by the Securities and Exchange Commission of 5% and 10% of the fair value of the Common Stock on the date of grant of the options, compounded annually from the date of the grant to the option expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent upon the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the values reflected will be achieved.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES



     The following table sets forth certain information regarding stock options granted under the 1998 Stock Incentive Plan which were exercised during Fiscal 2001 by executive officers of the Company named in the Summary Compensation Table.


                                                              NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                              SHARES                             OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS AT
                            ACQUIRED ON       VALUE              FISCAL YEAR-END                FISCAL YEAR-END
                             EXERCISE        REALIZED     EXERCISABLE/UNEXERCISABLE (1)  EXERCISABLE/UNEXERCISABLE (2)
NAME                              #             $                      #                               #


William B. Ruger, Jr.            0          $ 0.00              150,000 / 100,000                $ 6,375/$4,250

Erle G. Blanchard                0            0.00              120,000 / 80,000                    5,100/3,400

Stephen L. Sanetti               0            0.00              120,000 / 80,000                    5,100/3,400

Leslie M. Gasper                 0            0.00               30,000 / 20,000                      1,275/850



(1) Stock options awarded December 31, 1998 under the 1998 Stock Incentive Plan at an exercise price of $11.9375 per share.

(2) Value is based on the difference between the closing price of the Common Stock on December 31, 2001, $11.98, and the exercise price on the date of grant.

                               PENSION PLAN TABLE


             Estimated Amounts of Annual Pension Payable from the
                  Salaried Employees' Retirement Income Plan
                           for the Participant's Life,



         HIGHEST 60-CONSECUTIVE-MONTH       YEARS OF CREDITED SERVICE
         AVERAGE ANNUALIZED BASE PAY     15 YEARS     20 YEARS    25 YEARS

               $ 75,000                  $ 11,372     $ 15,162    $ 18,953
                100,000                    16,372       21,829      27,286
                125,000                    21,372       28,496      35,620
                150,000                    26,372       35,162      43,953



     All of the Company's salaried employees participate in the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan (the "Pension Plan"), which in general provides annual pension benefits at age 65 in an amount equal to: (i) 1-1/3% of the participant's final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant's Social Security covered compensation, multiplied by (ii) the participant's years of credited service up to a maximum of 25 years.

     The pensions listed in the table above are not subject to any offset or deduction for Social Security or any other benefits.

     As of December 31, 2001, William B. Ruger, Jr. and Leslie M. Gasper each had more than 25 years of credited service, and Erle G. Blanchard and Stephen
L. Sanetti each had 21 years of credited service.

       An indication of the average annualized base pay under the Pension Plan for these individuals can be found in the Salary column of the Summary Compensation Table.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE


          Estimated Amounts of Annual Plan Benefit Payable from the
                    Supplemental Executive Retirement Plan
                           for the Participant's Life,
                        Commencing During 2001 at Age 65

                                              YEARS OF CREDITED SERVICE
          AVERAGE ANNUAL COMPENSATION    15 YEARS     20 YEARS    25 YEARS

                 $125,000                 $ 5,196     $ 13,072    $ 20,948
                  150,000                   9,196       18,406      27,615
                  175,000                  13,196       23,739      34,282
                  200,000                  17,196       29,072      40,948
                  225,000                  21,196       34,406      47,615
                  250,000                  28,196       43,739      59,282
                  300,000                  43,196       63,739      84,282
                  400,000                  73,196      103,739     134,282

    The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the "SERP") is a nonqualified supplemental retirement plan for certain senior executives of the Company. Three of the executive officers who appear in the Summary Compensation Table, William B. Ruger, Jr., Erle G. Blanchard and Stephen
L. Sanetti participate in the SERP. The SERP provides an annual benefit beginning at age 65 in an amount equal to 2% of the participant's average annual compensation for each complete year of service with the Company up to a maximum of 50% of such average compensation. The annual benefit is reduced by the amount the participant is entitled to receive under the Pension Plan, and is further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant, with 50% to continue for the life of the participant's surviving spouse after the participant's death.

     The average annual compensation shown in the above table includes the participant's base pay, bonuses and other compensation for the participant's highest consecutive 36 months of service (or, if the participant's service was less than 36 months, then for the entire period of service) as reported in the Summary Compensation Table, except that benefits received under the Salaried Employees' Profit Sharing Plan and taxable premiums paid by the Company for group term life insurance are excluded from the SERP compensation formula. The annual compensation upon which the SERP benefit is calculated is limited to $400,000. As of December 31, 2001, William B. Ruger, Jr. had more than 25 years of credited service, and Erle G. Blanchard and Stephen L. Sanetti each had 21 years of credited service. The estimated amounts presented above assume that the participant attained age 65 in 2001.

     John M. Kingsley, Jr., a Company Director who retired as Executive Vice President of the Company on December 31, 1996, received $139,200 in benefits from the SERP during 2001.

     The SERP provides that in the event of a change in control of the Company participants in pay status shall be entitled to receive a lump-sum payment equal to the present value of the participant's benefit. Those not in pay status shall become fully vested and generally, if terminated within three years of a change in control, become entitled to a lump-sum payment. The payment shall be computed based upon the participant's average compensation and years of service with the Company on the date of change in control (provided, however, that in the event of a change in control, the participant's years of service with the Company for purposes of computing the benefit amount shall not be less than ten). A change in control is defined to mean the effective date of one of the following events:
(i) sale or exchange of substantially all of the capital stock of the Company;
(ii) sale of substantially all of the assets of the Company; (iii) sale of substantially all of the capital stock of the Company owned of record and beneficially held by William B. Ruger and members of his family; or (iv) the merger or consolidation of the Company with or into one or more other corporations; and, in each of such four cases, the sale of stock or assets is to, or the exchange of stock is with, or the merger or consolidation is with or into one or more persons, firms or corporations which does not own at least 10% of the capital stock of the Company.

                         COMPANY STOCK PRICE PERFORMANCE




                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
 Sturm, Ruger & Company, Inc., Standard & Poor's 500 and Value Line Recreation
                                 Industry Index
                     (Performance Results Through 12/31/01)

                              [TIMELINE BAR CHART]

Assumes $100 invested at the close of trading 12/96 in Sturm, Ruger & Company, Inc. Common Stock, Standard & Poor's 500, and Value Line Recreation Industry Index.

*Cumulative total return assumes reinvestment of dividends.

                                                       Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.


                                      1996       1997     1998      1999      2000    2001

Sturm, Ruger & Company, Inc.        100.00      99.36    67.71     54.59     61.22   83.94
Standard & Poor's 500               100.00     133.23   171.07    205.77    184.90  160.79
Value Line Recreation Industry      100.00     160.43   193.90    249.48    256.69  363.72

The peer group in the above graph is the Value Line Recreation Industry.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth as of February 1, 2002 the ownership of Common Stock by each person of record or known by the Company to own beneficially more than 5% of such stock.


         NAME AND ADDRESS
         OF BENEFICIAL OWNER        SHARES BENEFICIALLY   PERCENT OF CLASS
                                           OWNED

         William B. Ruger                4,272,000(1)          15.87%
         P.O. Box 447
         Newport, NH 03773

         William B. Ruger, Jr.           7,046,000(2)          26.18%
         P.O. Box 293
         Newport, NH 03773

         Carolyn R. Vogel                5,022,000(3)          18.66%
         P.O. Box 906
         Harrisville, NH 03450

         Ruger Business                  4,272,000(4)          15.87%
         Holdings, L.P.
         Ruger Management, Inc.
         Lacey Place
         Southport, CT 06490


(1) Includes 4,272,000 shares of Common Stock held in the name of Ruger Business Holdings, L.P., of which Mr. Ruger is the sole limited partner and Ruger Management, Inc. is the sole general partner. Ruger Management, Inc. is collectively owned by William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger). Messrs. Ruger, Ruger, Jr. and Mrs. Vogel have shared investment and voting control with respect to such 4,272,000 shares of Common Stock.

(2) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 800,000 shares of Common Stock owned directly by Mr. Ruger, Jr., and 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such 2,624,000 shares. Also includes 150,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

(3) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 750,000 shares of Common Stock owned directly by Mrs. Vogel. Mrs. Vogel has sole investment and voting control with respect to such 750,000 shares.

(4) Represents the 4,272,000 shares of Common Stock disclosed in footnote (1) above.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of February 1, 2002 as to the number of shares of Common Stock beneficially owned by the Chief Executive Officer of the Company, each of the three most highly compensated executive officers of the Company other than the Chief Executive Officer, and all Directors and executive officers of the Company as a group. See ELECTION OF DIRECTORS above for such information with respect to each Director of the Company.

         NAME OF BENEFICIAL OWNER*    SHARES BENEFICIALLY     PERCENT OF CLASS
                                             OWNED

         William B. Ruger, Jr.         7,046,000(1),(2)         26.18%

         Erle G. Blanchard               127,000(3)               **

         Stephen L. Sanetti              152,000(4)               **

         Leslie M. Gasper                30,049(5)                **

     All Directors and executive      7,446,709                27.67%
         officers as a group  (6
         non-officer Directors, 3
         Directors who were also
         executive  officers during
         2001 and 1 other executive
         officer)


* The address of each of the executive officers named in this Security Ownership of Management table is c/o Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

* *Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 4,272,000 shares of Common Stock held in the name of Ruger Business Holdings, L.P., of which William B. Ruger is the sole limited partner and Ruger Management, Inc. is the sole general partner. Ruger Management, Inc. is collectively owned by William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger). Messrs. Ruger, Ruger, Jr. and Mrs. Vogel have shared investment and voting control with respect to such 4,272,000 shares of Common Stock.

(2) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 800,000 shares of Common Stock owned directly by Mr. Ruger, Jr., and 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such 2,624,000 shares. Also includes 150,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

(3) Includes 7,000 shares of Common Stock held by Mr. Blanchard as trustee of a revocable trust for the benefit of Mr. Blanchard and his spouse. Also includes 120,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

(4) Includes 32,000 shares of Common Stock held directly by Mr. Sanetti. Also includes 120,000 shares of Common Stock options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

(5) Includes 49 shares of Common Stock held under the CT Gift to Minors Act for the benefit of Ms. Gasper's two minor daughters. Also includes 30,000 shares of Common Stock options currently exercisable or which will become exercisable within 60 days of February 1, 2002 under the 1998 Stock Incentive Plan.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of the
 Section 16(a) report forms furnished to the Company and written representations that no other reports were required, that with respect to the period from January 1, 2001 through December 31, 2001, all such forms were filed in a timely manner by the Company's officers, Directors and greater than ten percent beneficial owners.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    William B. Ruger, Chairman Emeritus of the Board of Directors and former Chief Executive Officer, serves as a consultant to the Company. For his services in this capacity, Mr. Ruger receives $20,000 per month and during 2001 received a total of $240,000.

    During 2001, the Company paid Newport Mills, of which William B. Ruger, Jr. is the sole proprietor, $243,750 for storage rental. During 2001, the Company also paid Mr. Ruger, Jr. $19,500 for the rental of office space owned by Mr. Ruger, Jr. in Newport, New Hampshire.

    Stanley B. Terhune, a Director and former Vice President of the Company, serves as a consultant to the Company. For his services in this capacity, Mr. Terhune receives $100 per hour and during 2001 received a total of $65,975, including bonuses.

                         REPORT OF THE AUDIT COMMITTEE*


     During fiscal 2001, Townsend Hornor, Richard T. Cunniff and Paul X. Kelley served on the Audit Committee (the "Committee"), with Mr. Hornor serving as Chairman. Each of Messrs. Hornor, Cunniff and Kelley is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. Under the guidance of a written charter adopted by the Board of Directors, the Committee oversees the Company's financial reporting process on behalf of the Board of Directors. A copy of the charter is included in this Proxy Statement as Exhibit A. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion of the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                   AUDIT COMMITTEE

                                       Townsend Hornor, Committee Chairman
                                       Richard T. Cunniff
                                       Paul X. Kelley

March 26, 2002


* The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

                                 PROPOSAL NO. 2
                        APPROVAL OF INDEPENDENT AUDITORS


     Effective August 27, 2001, the Audit Committee of the Company dismissed Ernst & Young LLP and appointed KPMG LLP as its independent auditors. This change was the result of an extensive search made at the request of the Audit Committee to review the services and costs associated with the external audit function. Subject to the ratification of the stockholders, the Board of Directors has reappointed KPMG LLP as the Company's independent auditors for the 2002 fiscal year.

     Ernst & Young LLP's report on the Company's financial statements for the past two years did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and the subsequent interim period preceding August 27, 2001, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The Company (or someone on its behalf) has not consulted KPMG LLP during the two most recent fiscal years and the subsequent interim period preceding August 27, 2001 regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     Audit Fees

     Ernst & Young LLP's aggregate fees, including expenses reimbursed, for professional services rendered for the audit of the Company's financial statements for 2001 and the reviews of the Company's quarterly financial statements for the year 2001 to August 27, 2001 were $54,500.

     KPMG LLP's aggregate fees, including expenses reimbursed, for professional services rendered for the audit of the Company's financial statements for 2001 and the reviews of the Company's quarterly financial statements for the year 2001 from August 27, 2001 were $178,250.

      Audit Related Fees

     Ernst & Young LLP's aggregate fees, including expenses reimbursed, for audit related services for the year 2001 to August 27, 2001 were $39,500, and included audits of certain employee benefit plan financial statements.

     KPMG LLP's aggregate fees, including expenses reimbursed, for audit related services for the year 2001 from August 27, 2001 were $5,000.

     Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP or KPMG LLP did not provide services related to financial information systems design and implementation to the Company for the year 2001.

     All Other Fees

     Ernst & Young LLP's aggregate fees, including expenses reimbursed, for services rendered to the Company other than for services described above, for the year 2001 to August 27, 2001 were $37,500.

     KPMG LLP's aggregate fees, including expenses reimbursed, for services rendered to the Company other than for services described above, for the year 2001 from August 27, 2001 were $0.

     The Company's Audit Committee has considered whether the provision of the non-audit related services provided by Ernst & Young LLP and KPMG LLP to the Company is compatible with maintaining the independence of each accounting firm.

     Representatives of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                                 PROPOSAL NO. 3
                              STOCKHOLDER PROPOSAL

     The Sinsinawa Dominicans, Inc. of River Forest, Illinois (hereinafter referred to as the "Proponent"), which owns the requisite shares of Common Stock for such purposes, has notified the Company that they intend to present the following proposal at the Annual Meeting. The proposal as submitted, reads as follows:


      "STURM - RUGER                 REPORT ON GUN POLICIES & PROCEDURES

     WHEREAS:

     Violence in the United States has become a topic of debate and a major concern for all;

     30,000 Americans die annually by gunfire, including 4,000 children and teenagers;

     There are now some 190 million firearms in civilian hands; the Bureau of Alcohol, Tobacco and Firearms estimates that approximately 4.3 million guns were sold in the U.S. in 1997;

     The debate and concern includes questions about the promotion and sale of firearms by gun manufacturers;

     The Unites States leads the industrial world in firearms violence of all types: homicides, suicides and unintentional deaths;

     Most of this violence involves the use of handguns. On average, handguns are used in nearly 70% of firearms suicides and 80% of firearm homicides;

     Handguns are easily concealed, engineered for maximum lethality,
     relatively inexpensive, and   easy to acquire;

     Sturm Ruger is the largest manufacturer of guns in the United States; in its 50-year history, Sturm Ruger has built 16 million firearms that include 50 different models;

     Gun manufacturers are not solely responsible for violence with firearms, but do bear some responsibility to make efforts, wherever possible, to prevent the misuse of their products;

     Sturm Ruger, in its contracts for the year 2000, has stated that its firearms should be supplied only to federally licensed firearms dealers selling exclusively from their regular place of business;

 THEREFORE, BE IT RESOLVED: Shareholders request the Board of Directors to provide a comprehensive report on company policies and procedures aimed at stemming the incidence of gun violence in the United States. The report, prepared at reasonable cost and omitting proprietary information, would be available to stockholders six months after the 2002 annual meeting.

                              SUPPORTING STATEMENT

     This report could include, but not be limited to, a description of:

           - Clarification of our company's contract instruction to distributors not to sell Sturm Ruger weapons at gun shows or through pawn shops;

           - Recalls or retro-fits of products with safety related defects causing death or serious injury to consumers, as well as development of systems to identify and remedy these defects;

           - Names and descriptions of products that are developed or are being developed for a combination of higher caliber/maximum capacity (which would yield maximum power) and greater concealability;

           - Our company's involvement in promotion campaigns that could be construed as aimed at children or based on the development of fear by the target audience.

     We urge shareholder support for this resolution."

     The Company will provide information to stockholders regarding the address and number of shares of Common Stock held by the Proponent promptly upon receipt of an oral or written request for such information.


                       POSITION OF THE BOARD OF DIRECTORS


     The Board of Directors recommends a vote "AGAINST" the above proposal. It is virtually identical to the proposal submitted by the same proponent in 2001, which received less than 6% of the votes cast on the proposal. The Company of course does not condone violence involving any misuse of firearms, but we believe that the intentional criminal misuse of firearms is beyond our control. Further, we believe that the overall objectives of the proposal are already being met.

     Firearms safety has always been the Company's goal. Furthermore, as shareholders who follow this Company well know, our commitment to firearms safety and responsibility is sincere, long-standing, and effective. Firearms accident claims with our products are at a twenty-five year low. Since this proposal was overwhelmingly rejected by the shareholders last year, the National Safety Council has reported that firearms accidents nationwide have decreased 25% between 1999 and 2000, and their rate has dropped 67% since 1990. According to the Council's report "Injury Facts - 2001 Edition":

     "the numbers of homicide, suicide, and unintentional deaths by firearms have decreased in each of the last five years. Compared to 1993, homicides were down 35%, suicides were down 8%, and unintentional deaths decreased 43%."

     Our high-quality firearms are engineered for safety, strength, reliability, durability, and accuracy. We voluntarily limited the magazine capacity of our firearms over a decade ago, well in advance of the 1994 Federal law. We do not make "Saturday Night Specials" or "Assault Weapons". Our products employ numerous safety devices appropriate to their designs. We have spent many millions of dollars voluntarily offering new gun locks and free safety upgrades to owners of our older products, including our "old model" single action revolver safety conversion, which has been the most widespread industry firearm safety program during the last twenty years. Our safety warnings appear in many publications and on the radio, television and the Internet.

     Our advertising and promotional material is designed to be product-oriented and technical in nature. Our only advertising and promotion directed toward younger shooters has been directly safety-related, and we do not run product advertising in any youth-oriented publications or media. We do not engage in any "fear-based advertising".

     Since 1987, the Company has voluntarily shipped its pistols and revolvers in lock boxes and with a padlock, and since 1999 has shipped its rifles and shotguns with cable type locking devices. We are in the process of voluntarily exchanging older locks for newer locks at no cost to our customers. In 2002, we will begin utilizing gun locks which have been approved by the State of California after the most rigorous testing of any state in the nation. Our Distributor Terms and Conditions explicitly state that our firearms may only be resold to bonafide federally licensed firearms dealers with a regular place of commercial business. Since 1989, we have supported instantaneous electronic background checks for all retail firearm purchases.

     Like many companies, we receive proposals from well-meaning stockholders. Many are commendable, and their objectives are often aligned with our values. We share the goal of firearms safety raised by this proposal, but we believe that there are appropriate safety practices and procedures in place. We will address appropriately any future challenges. "Stemming the incidence of gun violence in the United States", however, must remain first and foremost a law enforcement issue.

   THE BOARD OF DIRECTORS THEREFORE AGAIN RECOMMENDS A VOTE "AGAINST" PROPOSAL
                                     NO. 3.

                         STOCKHOLDER PROPOSALS FOR 2003


    In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 25, 2002.


                                  OTHER MATTERS


    Management of the Company does not intend to present any business at the Meeting other than as set forth in Items 1, 2 and 3 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

    The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2001, including the financial statements and financial statement schedules. Such requests should be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Leslie M. Gasper
                                     -----------------------------
                                     Leslie M. Gasper
                                     Corporate Secretary

 Southport, Connecticut
 March 26, 2002

                                                                       EXHIBIT A


                          STURM, RUGER & COMPANY, INC.
                             AUDIT COMMITTEE CHARTER

                             ADOPTED APRIL 11, 2000
                             REAFFIRMED MAY 3, 2001


Organization

 This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess the charter annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise. (1)

Statement of Policy

 The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

 The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

 The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.


- The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholder approval.

- The Committee shall discuss with the independent auditors the overall scope and plans for their audit. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall have the opportunity to meet with the independent auditors, with and without management present, to discuss the results of their examinations.

- The Committee shall discuss with management, on an annual basis, the overall plans and findings of its internal audit function. As the internal audit function will be coordinated and carried out by members of the Company's finance staff, the Committee is empowered to meet with any member of the finance staff, with and without members of management present, to discuss the results of their examinations.

- The Committee shall review the interim financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q when such review is deemed necessary. Also, the Committee shall discuss the results of the quarterly review and any other matters when such communication is deemed appropriate. The chair of the Committee may represent the entire Committee for the purposes of these reviews and discussions.

- The Committee shall review the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). This review will encompass the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Also, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

 (1) The Board of Directors shall review each individual's qualifications upon nomination to the Audit Committee to ensure that the "financial literacy" and "accounting or related management expertise" criteria, when applicable, are satisfied.

                                DIRECTIONS TO THE
                          STURM, RUGER & COMPANY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                       THURSDAY, MAY 9, 2002 AT 10:30 A.M.
                                     AT THE
                            LAKE SUNAPEE COUNTRY CLUB
                              100 COUNTRY CLUB LANE
                         NEW LONDON, NEW HAMPSHIRE 03257
                                 (603) 526-6040



 FROM NEW YORK  (APPROXIMATELY 5 HOURS BY CAR) -

     1)   Take Interstate 95 North to Interstate 91 North in New Haven,
          Connecticut.

     2) Follow I-91 through Massachusetts to Interstate 89 at White River Junction, Vermont.

     3) Take I-89 South to Exit 11. Turn left at end of ramp, go straight 1 -1/2 miles to 2nd flashing light. Fairway Motel and entrance to Lake Sunapee Country Club is on the right.

     4) Turn right into entrance; proceed approximately 1/4 mile to LAKE SUNAPEE COUNTRY CLUB INN.



 FROM BOSTON  (APPROXIMATELY 1  3/4  HOURS BY CAR) -

     1) Take Interstate 93 North from Boston to Interstate 89 North in Concord, New Hampshire.

     2) In Concord, take I-89 North to Exit 11. Turn right at end of ramp, go straight 1 -1/2 miles to 2nd flashing light. Fairway Motel and entrance to Lake Sunapee Country Club is on the right.

     3) Turn right into entrance; proceed approximately 1/4 mile to LAKE SUNAPEE COUNTRY CLUB INN.



 FROM MANCHESTER AIRPORT  (APPROXIMATELY 1 HOUR BY CAR) -

     1) When leaving Manchester Airport, turn right onto Brown Street (residential). Go right onto Route 293/101 East, then left to Interstate 93 North toward Concord, New Hampshire.

     2) In Concord, take Interstate 89 North to Exit 11. Turn right at end of ramp, go straight 1 -1/2 miles to 2nd flashing light. Fairway Motel and entrance to Lake Sunapee Country Club is on the right.

     3) Turn right into entrance; proceed approximately 1/4 mile to LAKE SUNAPEE COUNTRY CLUB INN.

PROXY                                                                      PROXY

                          STURM, RUGER & COMPANY, INC.
                    LACEY PLACE, SOUTHPORT, CONNECTICUT 06490

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS FOR THE ANNUAL MEETING OF
                     STOCKHOLDERS TO BE HELD ON MAY 9, 2002

     The undersigned hereby appoints William B. Ruger, Jr., Erle G. Blanchard and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 15, 2002 at the Annual Meeting of Stockholders to be held on May 9, 2002 or any adjournment or postponement thereof.

     The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of all directors, "FOR" Proposal 2, and "AGAINST" Proposal 3. Please sign exactly as name appears on other side of this proxy form.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                          STURM, RUGER & COMPANY, INC.
    PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY [X]


A. ELECTION OF DIRECTORS

1. The Board of Directors unanimously recommends a Vote FOR the election of ten Directors:

                            FOR  WITHHOLD                         FOR   WITHHOLD
     William B. Ruger       [ ]    [ ]    Townsend Hornor         [ ]     [ ]
     William B. Ruger, Jr.  [ ]    [ ]    Paul X. Kelley          [ ]     [ ]
     Erle G. Blanchard      [ ]    [ ]    John M. Kingsley, Jr.   [ ]     [ ]
     Stephen L. Sanetti     [ ]    [ ]    James E. Service        [ ]     [ ]
     Richard T. Cunniff     [ ]    [ ]    Stanley B. Terhune      [ ]     [ ]

B.   ISSUES

The Board of Directors unanimously recommends a Vote:

                                                      FOR     AGAINST   ABSTAIN
2.   FOR The approval of  the appointment of          [ ]       [ ]       [ ]
     KPMG LLP as the independent auditors
     of the Company for the  2002  fiscal year.

                                                      FOR     AGAINST   ABSTAIN
3.   AGAINST The Stockholder Proposal for a           [ ]       [ ]       [ ]
     "Report on Gun Policies and Procedures.

                                                      FOR     AGAINST   ABSTAIN
4.   In their discretion, the Proxies are authorized  [ ]       [ ]       [ ]
     to vote upon such other business as may
     properly come before the meeting.

                              Dated:                                      , 2002
                                   -------------------------------------
                              Signature(s):
                                           -------------------------------------

                                    When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.